As filed with the Securities and Exchange Commission on September 5, 1997

                                                        Registration No. 333-
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           VESTCOM INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

New Jersey                                               22-3477425
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

1100 Valley Brook Avenue
Lyndhurst, New Jersey                                              07071
(Address of Principal Executive Offices)                        (Zip Code)

                           VESTCOM INTERNATIONAL, INC.
                        1997 EQUITY COMPENSATION PROGRAM
                            (Full title of the plan)

                                   Joel Cartun
                           Vestcom International, Inc.
                            1100 Valley Brook Avenue
                           Lyndhurst, New Jersey 07071
                                  201-935-7666
            (Name, address and telephone number, including area code,
                              of agent for service)

                                 with a copy to:
                              Alan Wovsaniker, Esq.
                Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C.
                              65 Livingston Avenue
                           Roseland, New Jersey 07068

                         CALCULATION OF REGISTRATION FEE
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                                 Proposed         Proposed
Title of                         maximum          maximum
securities                       offering         aggregate     Amount of
to be         Amount to be       price per        offering      registration
registered    registered         unit (1)         price         fee
- ----------- ---------------- ------------------ ------------- ------------------

Common Stock,
no par value    810,000 sh(2)    $16.625         $13,466,250     $4,081
- --------------------------------------------------------------------------------

(1) Pursuant to Rule 457, the proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee and is based on the average of the high and low sales prices of the Common Stock of the registrant reported on the Nasdaq National Market on September 2, 1997.

(2) Plus such indeterminate number of additional shares as shall become issuable pursuant to the anti-dilution provisions of the above-mentioned plan.
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PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents, filed by Vestcom International, Inc. (the "Company") with the Securities and Exchange Commission (the "SEC"), are hereby incorporated by reference:

          (a) the Company's Prospectus, dated June 30, 1997, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended;

          (b) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; and

         (c) the description of the Common Stock of the Company contained in the Company's Form 8-A declared effective by the SEC on July 29, 1997.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

          Subsection (2) of Section 3-5, Title 14A of the New Jersey Business Corporation Act empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a corporate agent (i.e., a director, officer, employee or agent of the corporation or a director, officer, trustee, employee or agent of another related corporation or enterprise),
against  reasonable  costs  (including  attorneys'  fees),   judgments,

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fines,  penalties  and  amounts  paid in  settlement  incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that such conduct was unlawful.

          Subsection (3) of Section 3-5 empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys' fees) incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of the fact that he is or was a corporate agent if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          Subsection (4) of Section 3-5 provides that to the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to in subsections (2) and (3) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) incurred by him in connection therewith; subsection
(8) of Section 3-5 provides that indemnification provided for by Section 3-5 shall not be deemed exclusive of any rights to which the indemnified party may be entitled; and subsection (9) of Section 3-5 empowers a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or expenses incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities and expenses under Section 3-5.

          The Registrant's Certificate of Incorporation contains the following provisions regarding indemnification:

                           "Every  person who is or was a director or officer of
                  the corporation shall be indemnified by the corporation to the fullest extent allowed by law, including the indemnification permitted by N.J.S. 14A:3-5(8), against all liabilities and expenses imposed upon or incurred by that person in connection with any proceeding in which that person may be made, or threatened to be made, a party, or in which that person may become involved by reason of that person being or having been a director or officer or of serving or having served in any capacity with any other enterprise at the request of the corporation, whether or not that person is a director or officer or continues to serve the other enterprise at the time the liabilities or expenses are imposed or incurred. During the pendency of any such proceeding, the corporation shall, to fullest extent permitted by law, promptly advance expenses that are incurred from time to time, by a director or officer in connection

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                  with the proceeding, subject to the receipt by the corporation of an undertaking as required by law."

          The Registrant's Certificate of Incorporation contains the following provision regarding certain limitations on the liability of directors and officers:

                           "A  director or an officer of the  corporation  shall
                  not  be   personally   liable  to  the   corporation   or  its
                  shareholders   for  the   breach  of  any  duty  owed  to  the
                  corporation or its shareholders except to the extent that an exemption from personal liability is not permitted by the New Jersey Business Corporation Act."

          The  Registrant  has  obtained   directors'  and  officers'  liability
insurance providing coverage of up to $10.0 million.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

          4.1 Registrant's Restated Certificate of Incorporation, as amended, is incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

          5.1 Opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C.

          23.1 Consent of Arthur Andersen LLP.

          23.2 Consent of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C. (included in Exhibit 5.1)

          24.1 Power of Attorney

Item 9.  Undertakings.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

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               (ii) To reflect in the  prospectus  any  facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that Paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities At of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lyndhurst, State of New Jersey, on the 3rd day of September, 1997.

                                                 VESTCOM INTERNATIONAL, INC.

                                                 By: /s/Joel Cartun
                                                     ______________________
                                                     Joel Cartun, President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                        Title                              Date

/s/Joel Cartun                    President, Chief Executive   September 3, 1997
- --------------                    Officer and Director
Joel Cartun

/s/Howard April*                  Director                     September 3, 1997
___________________
Howard April

/s/Gary J. Marcello*              Director                     September 3, 1997
____________________
Gary J. Marcello

Stephen R. Bova*                  Director                     September 3, 1997
____________________
Stephen R. Bova

Leonard J. Fassler*               Director                     September 3, 1997
____________________
Leonard J. Fassler

Fred S. Lafer*                    Director                     September 3, 1997
____________________
Fred S. Lafer

Richard D. White*                 Director                     September 3, 1997
____________________
Richard D. White

Harvey Goldman*                   Executive Vice President,    September 3, 1997
____________________              Chief Financial Officer
Harvey Goldman                    and Treasurer (Principal
                                  Financial and Accounting
                                  Officer)


                                  *By: /s/Joel Cartun
                                       ________________
                                       Joel Cartun
                                       Attorney-in-Fact

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                                  EXHIBIT INDEX


Exhibit No.                 Description                                 Page No.

 4.1                 Registrant's  Restated Certificate of
                     Incorporation, as amended (incorporated by reference)

 5.1                 Opinion of Lowenstein, Sandler, Kohl,
                       Fisher & Boylan, P.C.

 23.1                Consent of Arthur Andersen LLP

 23.2                Consent of Lowenstein,  Sandler,  Kohl,
                       Fisher & Boylan, P.C. is included in
                       Exhibit 5.1

 24.1                Power of Attorney